UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 14, 2014

MetaStat, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52735 (Commission File Number)	20-8753132 (IRS Employer Identification No.)

27 DryDock Avenue, Suite 29
Boston, MA 02210

(Address of principal executive offices and zip code)

(212) 796-8170

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Amendment to Memorandum of Understanding:

On October 12, 2014, MetaStat, Inc. (the "Company") entered into an amendment (the “Amendment”) to the binding Memorandum of Understanding (the “MOU”) dated July 14, 2014 between the Company and a private third party entity (the “Licensee”) affiliated with one of the Company’s directors, Dr. David Epstein.  The MOU sets forth certain understandings, rights and obligations of the parties with respect the grant by the Company to the Licensee of a license of certain of Company’s therapeutic assets pursuant to an assignment and/or sublicense agreement to be entered into by the parties (the “License Agreement”).  The Amendment amends the MOU as follows:

•	The time to execute the License Agreement has been extended for an additional thirty (30) day period;

•
The time period for the Licensee to invest an additional $1 million in the Subsequent Financing (as defined in the MOU), or a separate financing on substantially similar terms, has been extended to December 31, 2015;

•
The time period for the Company to make a $1 million preferred stock equity investment in exchange for a 20% equity interest (on a fully diluted, as converted basis) in the Licensee has been extended to December 31, 2015;

•
The Licensee shall be responsible for all costs and expenses up to a maximum of $50,000 per month for all operations at SUNY Stony Brook commencing on October 15, 2014 until such time that the MOU terminates.  In addition, the Licensee shall pay to the Company $150,000 no later than March 1, 2015 to reimburse the Company for certain costs and expenses incurred by the Company in connection with maintaining the operations at SUNY Stony Brook; and

•	The Licensee no longer has a rescission right with respect to its initial $250,000 equity investment in the Company.

The terms of the MOU and a complete copy thereof are disclosed in the Company’s Current Report on Form 8-K filed on July 17, 2014.  The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1, and which is incorporated herein in its entirety by reference.

Item 5.02.  Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors and Director Resignations:

Effective as of October 15, 2014, the board of directors (the “Board”) of the Company appointed Mr. Richard J. Berman and Mr. H. Philip Goodeve to the Board and accepted the resignations of Mr. Warren Lau and Dr. Patrick Mooney.  In addition, Mr. Johan M. (Thijs) Spoor resigned as Chairman of the Board while still remaining a member of the Board.  The resignations were not due to disagreements on any matter relating to the Company’s operations, policies or practices.

Mr. Berman will serve as lead independent director and Chairman of the Company’s Nominating and Corporate Governance Committee, as well as a member of the Company’s Compensation Committee.  Mr. Goodeve will serve as a member of the Company’s Compensation Committee and Audit Committee.

Richard J. Berman’s business career spans over 35 years of venture capital, senior management and merger and acquisitions experience. In the past 5 years, Mr. Berman has served as a director and/or officer of over a dozen public and private companies. From 2006 to 2011, he was Chairman of National Investment Managers, a company with $12 billion in pension administration assets. From 2008 to 2010, Mr. Berman was Chairman and CEO of NexMed Inc., a public biotech company. From 1998 to 2012, Mr. Berman served as a Director of Easy Link Int’l. Mr. Berman is currently a director of three public companies: Advaxis, Inc., Neostem, Inc. (since 2005), and Lustros, Inc. (since 2012). From 1998 to 2000, he was employed by Internet Commerce Corporation (now Easy Link Int’l) as Chairman and CEO. Previously, Mr. Berman worked at Goldman Sachs; was Senior Vice President of Bankers Trust Company, where he started the M&A and Leveraged Buyout Departments; created the largest battery company in the world in the 1980s by merging Prestolite, General Battery and Exide to form Exide Technologies (XIDE); helped to create what is now Soho (NYC) by developing five buildings; and advised on over $4 billion of M&A transactions (completed over 300 deals). He is a past Director of the Stern School of Business of NYU where he obtained his B.S. and M.B.A. He also has U.S. and foreign law degrees from Boston College and The Hague Academy of International Law, respectively. Mr. Berman’s extensive knowledge of our industry, his role in the governance of publicly held companies and his directorships in other life science companies qualify him to serve as our director.

H. Philip Goodeve has over 25 years of experience in the global capital markets and has been a corporate finance consultant since 2009. He has led over 100 change of control transactions, 10 IPOs and 15 turnarounds. Most recently, Mr. Goodeve was Chief Financial Officer of FINCA International Inc., one of the largest microfinance banking groups in the world, with operations in 21 countries. Amongst other roles prior to that, Mr. Goodeve was the Global Co-Head of Financial Services Investment Banking for CIBC Capital Markets. Mr. Goodeve also currently serves on the Board of Integral Securities in Canada, and he has served on numerous other public and private company boards. Mr. Goodeve’s experience in the global capital markets provides a valuable perspective to our board of directors on strategy, competitive industry dynamics and capital markets transactions.

Each of Messrs. Berman and Goodeve has no family relationship with any of the executive officers or directors of the Company.  There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Messrs. Berman or Goodeve had, or will have, a direct or indirect material interest.

Executive and Director Compensation:

Effective as of October 14, 2014, the Board approved the following compensation to the Company’s executive management, employees and certain members of the Board:

Mr. Daniel Schneiderman, the Company's Vice President of Finance and Secretary, received a stock option award of 300,000 stock options to be issued as follows: (i) 100,000 stock options shall fully vest two years following the date of issuance; (ii) of the remaining 200,000 stock options, one-third shall vest once the Company’s CLIA laboratory is operational, one-third shall vest upon the Company’s first commercial sale, and one-third shall vest upon the Company achieving $25 million in sales for the prior twelve month period; and (iii) shall provide for an exercise price per share of $1.10. Mr. Schneiderman was also issued 20,000 shares of common stock that vest upon an uplisting of the Company’s common stock to a national stock exchange.

Mr. Johan M. Spoor, a member of the Company's board of directors, was issued (i) 40,000 shares of common stock that is fully vested; and (ii) 64,935 shares of common stock vesting twelve (12) months following the issuance date.  Additionally, 200,000 restricted shares previously issued to Mr. Spoor shall be deemed fully vested.  Mr. David Siegel, a member of the Company's board of directors, was issued 40,000 shares of common stock that is fully vested.  Mr. David Epstein, a member of the Company's board of directors, was issued (i) 40,000 shares of common stock that is fully vested; and (ii) 64,935 shares of common stock vesting twelve (12) months following the issuance date.

Dr. Patrick T. Mooney, a former member of the Company’s board of directors, was issued 40,000 shares of common stock that is fully vested. Additionally, 50,000 restricted shares previously issued to Mr. Mooney shall be deemed fully vested.  Mr. Warren C. Lau, a former member of the Company’s board of directors, was issued 150,000 shares of common stock that is fully vested.

Mr. Richard Berman, a newly appointed member of the Company's board of directors, was issued 64,935 shares of common stock vesting twelve (12) months following the issuance date. Additionally, Mr. Berman shall be paid $50,000 in cash to be paid quarterly over the next twelve (12) months.  We expect that Mr. H. Philip Goodeve, also a newly appointed member of the Company's board of directors, will receive a substantially similar compensation package.

Item 9.01. Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Memorandum of Understanding dated October 12, 2014 (Incorporated by reference from the Company’s Quarterly Report on Form 10-Q filed with the SEC on October 15, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METASTAT, INC.

By:   /s/ Oscar L. Bronsther
        Name Oscar L. Bronsther
        Title:  Chief Executive Officer

Dated: October 20, 2014